Exhibit 10.71

TRADEMARK SECURITY AGREEMENT

This Trademark Security Agreement (this “Agreement”) is made as of April 23, 2003 by and among FAO, Inc. (“FAO”), a Delaware corporation, FAO Schwarz, Inc. (“Schwarz”), a Delaware corporation, ZB Company, Inc. (“ZB”), a Delaware corporation, The Right Start, Inc. (“Right Start”), a Delaware corporation, and Targoff-RS, LLC (“Targoff”), a New York limited liability company (FAO, Schwarz, ZB, Right Start, and Targoff being referred to collectively herein as the “Borrowers” and each, individually, as a “Borrower”), and Fleet Retail Finance Inc., in its capacity as administrative and collateral agent (in such capacity, together with its successors and assigns, the “Agent”), for the benefit of the various financial institutions who are from time to time Lenders under the Credit Agreement described below (collectively, the Agent and the Lenders are referred to as the “Secured Parties”).

1.             Recitals.

A.            The Borrowers and the Secured Parties are entering into a Loan and Security Agreement of even date herewith (as the same may be amended, restated, renewed, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to lend and to make certain loans and other financial accommodations available to the Borrowers, upon and subject to the terms and conditions thereof.

B.            Pursuant to Section 6 of the Credit Agreement, (as amended, restated, supplemented or otherwise in effect from time to time, the “Security Provisions”), the Borrowers have granted a continuing security interest in and to certain of its assets to Agent for the benefit of the Secured Parties.

C.            The Secured Parties have required, as a condition, among others, to the making of any loans or other extensions of credit under the Credit Agreement, that the Borrowers execute and deliver this Agreement to Agent for the benefit of the Secured Parties;

D.            The Borrowers have agreed to enter into this Agreement in furtherance of the rights granted to the Secured Parties under the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Defined Terms.

(a)           Unless otherwise defined herein, each capitalized term used herein that is defined in the Credit Agreement shall have the meaning specified for such term in the Credit Agreement.

(b)           The words “hereof,” “herein” and “hereunder” and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section references are to this Agreement unless otherwise specified.

(c)           All terms defined in this Agreement in the singular shall have comparable meanings when used in the plural, and vice versa, unless otherwise specified.

2.             Incorporation of Recitals and Security Provisions.  The Recitals set forth above are incorporated into this Agreement by this reference thereto and are made a part hereof. The Security Provisions and the terms and provisions thereof and the terms and provisions of the Credit Agreement referenced in the Security Provisions are hereby incorporated herein in their entirety by this reference thereto.

3.             Representations and Warranties.  The Borrowers jointly and severally represent and warrant to the Secured Parties that:

(a)           Each Borrower owns, or is licensed to use, all trademarks, trade names and service marks material to its business, and the use thereof by the Borrowers does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(b)           As of the Closing Date, (i) the Trademarks (as defined below) listed on Schedule A hereto include all trademarks, registered trademarks, service marks and registered service marks owned by any Borrower, and all trademark applications and service mark applications made by any Borrower, and all trade names used by any Borrower; and (ii) the Licenses listed on Schedule B include all of the trademark license agreements and service mark license agreements under which any Borrower is the licensee or licensor; and (iii) there are no Liens on any Trademark or License other than the Liens granted to the Secured Parties hereunder and Permitted Liens.

(c)           Each Borrower has full power and authority to grant to Agent for the benefit of the Secured Parties the security interest in the Trademarks (as defined below) and Licenses (as defined below) with respect to which it is listed as Trademark Owner or Trademark Licensee on Schedule A and Schedule B hereto, and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval which has been obtained.

(d)           The filing of the short form of this Agreement, attached hereto as Exhibit 1, (the “Security Agreement (Trademark)”) with the United States Patent and Trademark Office and with the governmental or other U.S. or foreign offices listed on Schedule C hereto, constitutes all the actions that are necessary to publish notice of and protect the validity of and establish legal, valid and perfected security interest in favor of the Agent (for the benefit of the Secured Parties) in respect of the Trademarks and Licenses in which a security interest may be perfected by filing, recording or registration, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction.

(e)           The security interest granted hereunder constitutes a legal and valid security interest in all the Trademarks and Licenses and, subject to the filings, recordings and registrations described in the foregoing paragraph (d), a perfected security interest therein.  Such security interest is and shall be prior to any other Lien on any of the Trademarks and Licenses other than Permitted Liens.

4.          Security Interest in Trademarks.  To secure the prompt and complete payment, performance and observance when due (whether at stated maturity, by acceleration or otherwise) of all Obligations (as such term is defined in the Credit Agreement), and to induce Agent and each of the Lenders to enter into the Credit Agreement and to make the Loans and other extensions of credit provided for therein in accordance with the respective terms thereof, each Borrower hereby grants to Agent for the benefit of the Secured Parties a security interest in, as and by way of a first mortgage and security interest having priority over all other security interests, except Permitted Liens, with power of sale to the extent permitted by applicable law, all of such Borrower’s now owned or existing and hereafter acquired or arising:

(a)           trademarks, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, including, without limitation, the trademarks, registered trademarks, trademark applications, service marks, registered service marks and service mark applications listed on Schedule A attached hereto and made a part hereof, and (i) all renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iii) the right to sue for past, present and future infringements and dilutions thereof, (iv) the goodwill of Borrower’s business symbolized by the foregoing and connected therewith, and (v) all of Borrower’s rights corresponding thereto throughout the world (all of the foregoing trademarks, registered trademarks and trademark applications, and service marks, registered service marks and service mark applications, together with the items described in clauses (i)-(v) in this Section 4(a), are sometimes hereinafter individually and/or collectively referred to as the “Trademarks”);

(b)           rights under or interests in any trademark license agreements or service mark license agreements with any other party, whether Borrower is a licensee or licensor under any such license agreement, including, without limitation, those trademark license agreements and service mark license agreements listed on Schedule B attached hereto and made a part hereof, together with any goodwill connected with and symbolized by any such trademark license agreements or service mark license agreements, and the right to prepare for sale and sell any and all Inventory now or hereafter owned by Borrower and now or hereafter covered by such licenses (all of the foregoing are hereinafter referred to collectively as the “Licenses”); and

(c)           all proceeds of all the foregoing.

5.          Restrictions on Future Agreements.  No Borrower will, without Agent’s prior written consent, enter into any agreement, including, without limitation, any license agreement, which is inconsistent with this Agreement, except for those license agreements that a Borrower enters into for the purpose of protecting or maintaining the validity or enforcement of the rights granted to Agent under this Agreement provided, if no Event of Default has occurred and is then continuing a Borrower may license Trademarks in the ordinary course of business for commercial use, subject to the Agent’s rights therein and each Borrower further agrees that it will not take any action, and will use its reasonable business efforts not to permit any action to be taken by others, including, without limitation, licensees, or fail to take any action, which could reasonably be expected to affect in any material respect the validity or enforcement of the rights granted to Agent under this Agreement.

6.             New Trademarks and Licenses.  If, prior to the termination of this Agreement, any Borrower shall (i) obtain rights to any new trademarks, registered trademarks, trademark applications, service marks, registered service marks or service mark applications, (ii) become entitled to the benefit of any trademarks, registered trademarks, trademark applications, trademark licenses, trademark license renewals, service marks, registered service marks, service mark applications, service mark licenses or service mark license renewals whether as licensee or licensor, or (iii) enter into any new trademark license agreement or service mark license agreement, the provisions of Section 4 above shall automatically apply thereto.  Upon the occurrence of any of the events described in clauses (i), (ii) and (iii) of the preceding sentence, Borrowers’ Representative shall promptly execute and deliver to the Secured Parties for recording with the U.S. Patent and Trademark Office and such other appropriate governmental offices in the U.S. or abroad, a new Security Agreement (Trademarks) substantially in the form of Exhibit 1 listing such additional registered trademarks and trademark applications. Each Borrower hereby undertakes, to modify and update (i) Schedule A to include any future trademarks, registered trademarks, trademark applications, service marks, registered service marks and service mark applications and (ii) Schedule B to include any future trademark license agreements and service mark license agreements, which are Trademarks or Licenses under Section 4 above or under this Section 6.  Each Borrower hereby authorizes Agent to modify this Agreement, by amending Schedule A or Schedule B thereto, as the case may be, such future trademarks, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, and trademark license agreements and service mark license agreements that are the Trademarks or the Licenses under paragraph 4 above or under this paragraph 6.

7.             Royalties.  Each Borrower hereby agrees that the use by Agent of the Trademarks and Licenses as authorized hereunder in connection with Agent’s exercise of its rights and remedies under Section 15 or pursuant to the Credit Agreement shall be coextensive with Borrower’s rights thereunder and with respect thereto and without any liability for royalties or other related charges from Agent or any Lender to Borrower to the extent permitted by the terms of any applicable license agreement.

8.             Right to Inspect; Further Assignments and Security Interests.  Agent may at all reasonable times and on reasonable advance written notice (and at any time without notice when an Event of Default exists) have access to, examine, audit, make copies (at Borrowers’ expense) and extracts from and inspect Borrowers’ premises and examine Borrowers’ books, records and operations relating to the Trademarks and Licenses; provided, that in conducting such inspections and examinations, Agent shall use reasonable efforts not to disturb unnecessarily the conduct of Borrowers’ ordinary business operations.  From and after the occurrence and during the continuance of an Event of Default, the Borrowers agree that Agent, or a conservator appointed by Agent, shall have the right to establish such reasonable additional product quality controls as Agent or such conservator, in its sole and absolute judgment, may deem necessary to assure maintenance of the quality of products sold by Borrowers under the Trademarks and the Licenses or in connection with which such Trademarks and Licenses are used.  The Borrowers agree (i) to give reasonable written notice to Agent with respect to any sale or assignment of its respective interests in, or grant of any license under, the Trademarks or the

Licenses, (ii) to maintain the quality of such products as of the date hereof, and (iii) to give reasonable written notice to Agent with respect to any material change of the quality of such products.

9.             Nature and Continuation of Agent’s Security Interest; Termination of Agent’s Security Interest.  This Agreement is made for collateral security purposes only.  This Agreement shall create a continuing security interest in the Trademarks and Licenses and shall terminate only when all Obligations (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) have been indefeasibly paid and satisfied in full in cash and the Credit Agreement and all of the other Loan Documents have terminated pursuant to the respective terms and provisions thereof.  When this Agreement has terminated, Agent shall, upon the request of Borrowers’ Representative, promptly execute and deliver to Borrowers’ Representative, at Borrowers’ expense, all termination statements and other instruments as may be necessary or proper to terminate Agent’s security interest in the Trademarks and the Licenses, subject to any disposition thereof which may have been made by Agent pursuant to this Agreement or the Credit Agreement.

10.          Duties of Borrowers.  Each Borrower shall have the duty, to the extent desirable in the normal conduct of such Borrower’s business, to: (i) prosecute diligently any trademark application or service mark application that is part of the Trademarks pending as of the date hereof or hereafter until the termination of this Agreement, and (ii) make application for trademarks or service marks that, in the case of either clause (i) or (ii) above, in such Borrower’s sole discretion, are necessary in the operation of such Borrower’s business.  Each Borrower further agrees (i) not to abandon any Trademark or License, and (ii) to use its reasonable business efforts to maintain in full force and effect the Trademarks and the Licenses, in the case of either clause (i) of (ii) above, that are or shall be, in such Borrower’s sole discretion, necessary or economically desirable in the operation of such Borrower’s business.  Any expenses incurred in connection with the foregoing shall be borne by the Borrowers.  Neither Agent nor any Lender shall have any duty with respect to the Trademarks and Licenses.  Without limiting the generality of the foregoing, neither Agent nor any Lender shall be under any obligation to take any steps necessary to preserve rights in the Trademarks or Licenses against any other parties, but may do so at its option from and after the occurrence and during the continuance of an Event of Default, and all expenses incurred in connection therewith shall be for the sole account of the Borrowers and shall be added to the Obligations secured hereby.

11.          Agent’s Right to Sue.  From and after the occurrence and during the continuance of an Event of Default, Agent shall have the right, but shall not be obligated, to bring suit in its own name to enforce the Trademarks and the Licenses and, if Agent shall commence any such suit, Borrowers shall, at the request of Agent, do any and all lawful acts and execute any and all proper documents reasonably required by Agent in aid of such enforcement.  Borrowers shall, upon demand, promptly reimburse Agent and each of the Lenders for all reasonable costs and expenses incurred by Agent in the exercise of its rights under this Section 11 (including, without limitation, reasonable fees and expenses of attorneys and paralegals for Agent).

12.          Waivers.  Failure by Agent or any of the Lenders at any time or times hereafter to require strict performance by each Borrower of any provision of this Agreement shall not waive, affect or diminish any right of Agent or any of the Lenders thereafter to demand strict compliance and performance therewith nor shall any course of dealing between one or more

Borrowers and Agent or any of the Lenders have such effect.  No single or partial exercise of any right hereunder shall preclude any other or further exercise thereof or the exercise of any other right.  None of the undertakings, agreements, warranties, covenants and representations of any Borrower contained in this Agreement shall be deemed to have been suspended or waived by Agent or any of the Lenders unless such suspension or waiver is in writing signed by an officer of Agent or any of the Lenders and directed to Borrowers’ Representative specifying such suspension or waiver.

13.          Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but the provisions of this Agreement are severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part hereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

14.          Modification.  This Agreement cannot be altered, amended or modified in any way, except by a writing signed by the parties hereto.

15.          Cumulative Remedies; Power of Attorney.  Each Borrower hereby irrevocably designates, constitutes and appoints Agent (and all Persons designated by Agent in its reasonable discretion) as Borrower’s true and lawful attorney-in-fact, with full power of substitution, and authorizes Agent and any of Agent’s designees, in Borrower’s or Agent’s name, upon the occurrence and during the continuance of an Event of Default and the giving by Agent of notice to Borrowers’ Representative of Agent’s intention to enforce its rights and claims against Borrower, to take any action and execute any instrument which Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to (i) endorse Borrower’s name on all applications, documents, papers and instruments necessary or desirable for Agent in the use of the Trademarks or the Licenses, (ii) assign, pledge, convey or otherwise transfer title in or dispose of the Trademarks or the Licenses to anyone on commercially reasonable terms, (iii) grant or issue any exclusive or nonexclusive license under the Trademarks or, to the extent permitted, under the Licenses, to anyone on commercially reasonable terms, and (iv) take any other actions with respect to the Trademarks or the Licenses as Agent deems in its and the Lenders’ best interests.  Each Borrower hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.  This power of attorney is coupled with an interest and shall be irrevocable until all of the Obligations (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) shall have been indefeasibly paid and satisfied in full in cash and the Credit Agreement and each of the other Loan Documents shall have terminated pursuant to the respective terms and provisions thereof.  Each Borrower acknowledges and agrees that this Agreement is not intended to limit or restrict in any way the rights and remedies of Agent or any of the Lenders under the Credit Agreement, but rather is intended to facilitate the exercise of such rights and remedies.

Agent shall have, in addition to all other rights and remedies given it by the terms of this Agreement and any of the other Loan Documents, all rights and remedies allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction from time to time in which the Trademarks or the Licenses may be located or deemed located.  Upon the occurrence of an Event of Default and the election by Agent to exercise any of its remedies under Section 9-610 or Section 9-620 of the Uniform Commercial Code with respect to the Trademarks and Licenses, each Borrower agrees to assign, convey and otherwise transfer title in and to the Trademarks and the Licenses to Agent or any transferee of Agent (for the benefit of the Secured Parties) and to execute and deliver to Agent or any such transferee (for the benefit of the Secured Parties) all such agreements, documents and instruments as may be necessary, in Agent’s reasonable discretion, to effect such assignment, conveyance and transfer.  All of Agent’s rights and remedies with respect to the Trademarks and the Licenses, whether established hereby, by the Credit Agreement, by any other agreements or by law, shall be cumulative and may be exercised separately or concurrently.  Notwithstanding anything set forth herein to the contrary, it is hereby expressly agreed that upon the occurrence and during the continuance of an Event of Default, Agent may exercise any of the rights and remedies provided in this Agreement, the Credit Agreement and any of the other Loan Documents.  Each Borrower agrees that any notification of intended disposition of any of the Trademarks and Licenses required by law shall be deemed reasonably and properly given if given to Borrowers’ Representative at least ten (10) Business Days before such disposition; provided, that Agent may give any shorter notice that is commercially reasonable under the circumstances.

16.          Further Assurances.  Upon the written request of the Agent, and at the sole expense of the Borrowers, each Borrower will promptly execute and deliver such further instruments and documents and take such further actions as the Agent may reasonably request in order to obtain the full benefits of this Agreement and of the rights and powers herein granted, including without limitation, filing of any financing statements under the Uniform Commercial Code; execution and filing of collateral assignments of general intangibles (including without limitation, the execution and filing of separate memoranda relating thereto for filing with any governmental office in the United States or abroad, including, without limitation those listed on Schedule C hereto).

17.          Successors and Assigns.  This Agreement and all obligations of the Borrowers hereunder shall be binding upon the respective successors and assigns of Borrowers and shall, together with the rights and remedies of Agent and each of the Lenders hereunder, inure to the benefit of Agent and the Lenders and their respective successors and assigns.

18.          Notices.  Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communications shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given (and deemed to have been given) in the manner and to the respective addresses set forth in Section 16.6 of the Credit Agreement.  Failure or delay in delivering copies of any such notice, demand, request, consent, approval, declaration or other communication to any Persons designated in the Credit Agreement to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

19.          GOVERNING LAW.  THIS AGREEMENT IS A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK, AND SHALL FOR THE PURPOSES OF THIS SECTION 19 BE DEEMED TO BE PERFORMED AND MADE IN THE STATE

OF NEW YORK, AND SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401 FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE OF NEW YORK.

20.          JURISDICTION AND VENUE.  EACH BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWERS BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 18.  THE BORROWERS HEREBY WAIVE ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

21.          WAIVER OF JURY TRIAL.  EACH BORROWER HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE AGENT OR ANY LENDER RELATING TO THE ADMINISTRATION OF THE LOANS OR ENFORCEMENT OF THE LOAN DOCUMENTS AND AGREES THAT IT WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.  Except as prohibited by law, each Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.  Each Borrower (a) certifies that no representative, agent or attorney of any Lender or the Agent has represented, expressly or otherwise, that such Lender or Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Agent and the Lenders have been induced to enter into this Agreement and the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

22.          Section Titles.  The section titles herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

23.          Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Any such counterpart which may be delivered by facsimile transmission shall be deemed the equivalent of an originally signed counterpart and shall be fully admissible in any enforcement proceedings regarding this Agreement.

24.          Merger.  This Agreement and the Loan Documents represent the final agreement of Borrowers and the Secured Parties with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between any Borrower and Agent or between any Borrower and any of the Lenders.

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IN WITNESS WHEREOF, each of the undersigned has caused this Trademark Security Agreement to be signed by its duly authorized officer under seal as of the day and year first written above.

FAO, INC.

By:	/s/ Jerry R. Welch
Name: Jerry R. Welch
Title: Chief Executive Officer and President

FAO SCHWARZ, INC.

By:	/s/ Jerry R. Welch
Name: Jerry R. Welch
Title: Chief Executive Officer and President

ZB COMPANY, INC.

By:	/s/ Jerry R. Welch
Name: Jerry R. Welch
Title: Chief Executive Officer and President

THE RIGHT START, INC.

By:	/s/ Jerry R. Welch
Name: Jerry R. Welch
Title: Chief Executive Officer and President

TARGOFF-RS, LLC

By: FAO, Inc., its sole member
By:	/s/ Jerry R. Welch
Name: Jerry R. Welch
Title: Chief Executive Officer and President

Address for Notices to any Borrower:
FAO, Inc.
2520 Renaissance Boulevard
King of Prussia, Pennsylvania 19406
Attn: Raymond Springer, CFO
Fax No. 610-278-7805

FLEET RETAIL FINANCE INC., as Agent

By:	/s/ Christine M. Scott
Name: Christine M. Scott
Title: Vice President

Address for Notices:
Fleet Retail Finance Inc.
40 Broad Street
Boston, MA 02109
Attn: James Dore, Managing Director
Fax No. 617-434-4312